UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

APTEVO THERAPEUTICS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Sean M. Donahue, Esq.

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, N.W.

Washington, DC 20004-2541

(202) 538-3557

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Aptevo Therapeutics Inc., a Delaware corporation (“Aptevo”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with Aptevo’s solicitation of proxies from its stockholders with respect to its 2021 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the “2021 Annual Meeting”). On May 11, 2021, Aptevo filed with the SEC a definitive proxy statement and accompanying definitive BLUE proxy card in connection with its solicitation of proxies from its stockholders to be used at the 2021 Annual Meeting (the “Proxy Statement”).

Withdrawal of Nominations and Withdrawal of Proposal to Acquire Aptevo

On June 21, 2021, Tang Capital Partners, LP (“Tang Capital”), sent a letter to the Board of Directors of Aptevo (the “Letter”), informing the Board that it is withdrawing its nomination of Thomas Wei and Kevin Tang as directors for election at the 2021 Annual Meeting (the “Nominations”). Prior to receiving the Letter, the last communication that a representative of Aptevo had with a representative of Tang Capital was on May 9, 2021, which communication was disclosed in the Proxy Statement. Given that the Letter withdrew the Nominations, the 2021 Annual Meeting is no longer expected to be the subject of a contested solicitation.

The Letter also indicated that Tang Capital is withdrawing its previously submitted acquisition proposal to acquire the remaining common stock of Aptevo that Tang Capital does not already own for a price of $50.00 per share in cash (the “Acquisition Proposal”). The Acquisition Proposal was originally submitted by Tang Capital on November 18, 2020.

Effect of Withdrawal of Nominations on Annual Meeting

As previously disclosed in the Proxy Statement, if you were a beneficial owner of Aptevo common stock, $0.001 par value per share, on May 10, 2021, the record date for the Annual Meeting (a “Beneficial Owner”), and you do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether your broker, bank, or other nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies. Under applicable NYSE rules, brokers, banks, and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

Because the Annual Meeting is no longer expected to be the subject of a contested solicitation, Proposal No. 2 - Ratification of Selection of Independent Registered Public Accounting Firm, will be considered a “routine” matter. Thus, a bank, broker, or other nominee is entitled to vote a Beneficial Owner’s shares on Proposal 2 even if the Beneficial Owner does not provide voting instructions to its bank, broker, or other nominee. All other proposals contained in the Proxy Statement are considered “non-routine” and therefore a Beneficial Owner’s bank, broker or other nominee does not have the authority to vote on any of the other proposals at the Annual Meeting if the Beneficial Owner does not provide voting instructions with respect to such proposals. As such, a bank, broker, or other nominee is not entitled to vote a Beneficial Owner’s shares on Proposals 1, 3, 4, or 5 without the Beneficial Owner’s instructions.

Important Additional Information And Where To Find It

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2021 Annual Meeting of Stockholders. On May 11, 2021 the Company filed a definitive proxy statement and accompanying BLUE proxy card with the SEC in connection with the solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock and other equity interests is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website at aptevotherapeutics.com in the section “Investors” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s definitive proxy statement for the 2021 Annual Meeting of Stockholders filed with the SEC on May 11, 2021. Stockholders can obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Company’s website at www.aptevotherapeutics.com in the section “Investors.”